Execution Version


                       PURCHASE AND SUBSCRIPTION AGREEMENT

                  THIS PURCHASE AND SUBSCRIPTION AGREEMENT, dated as of October 17, 2003 (this "Agreement"), is by and among TalkPoint Communications Inc., a Delaware corporation (the "Company"), Moneyline Networks, LLC, a Delaware limited liability company ("MLN"), each party whose name appears on the signature pages of this Agreement (each an "Investor" and, collectively, the "Investors") and, with respect to Sections 4(e) and 13 hereof, Moneyline Telerate Holdings, a Delaware corporation ("MTH").

                                    RECITALS

                  WHEREAS, MLN beneficially owns 33,289,824 shares (the "MLN Shares") of common stock, par value $0.01 per share (the "Common Stock") of the Company, which represents approximately 57% of the aggregate number of outstanding shares of Common Stock;

                  WHEREAS, each of the Investors desires to make a cash investment in the Company in exchange for (i) newly issued shares of Common Stock (the "Newly Issued Common Stock") and (ii) a note of the Company convertible into Common Stock substantially in the form attached hereto as Exhibit A (a "Convertible Note") secured by certain assets of the Company pursuant to a Security Agreement substantially in the form attached hereto as Exhibit B (the "Security Agreement"), with the minimum aggregate investment of the Investors being $1,200,000;

                  WHEREAS, each of the Investors desires to purchase from MLN, simultaneously with the purchase of the Newly Issued Common Stock and the Convertible Note, a number of MLN Shares (the transfer of such MLN Shares together with the issuance of the Newly Issued Common Stock and the Convertible Notes, the "Investment Transaction");

                  WHEREAS, in connection with the Investment Transaction, MLN and the Company will enter into a distribution and licensing agreement substantially in the form attached hereto as Exhibit C (the "Distribution Agreement"), (the "Distribution Transaction" and, together with the Investment Transaction, the "Transactions");

                  WHEREAS, in connection with the consummation of the Transactions, MTH and the Company will terminate the Secured Credit Agreement (as defined below) and all obligations and agreements related thereto; and

                  WHEREAS, a special committee of independent directors of the Board of Directors of the Company has reviewed and evaluated the terms and conditions of the Transactions and deems the consummation of the Transactions to be fair to the Company.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements and the representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                1. Definitions. For purposes of this Agreement:

                           "Affiliate" or "Affiliates" shall have the meaning ascribed to such term by Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                           "Governmental Authority" means any nation or government, any state or other political subdivision thereof or court, arbitral or other tribunal and any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.

                           "Lien" means any charge, equitable interest, lien, encumbrance, claim, option, proxy by way of security, pledge, security interest, mortgage, right of first refusal, right of preemption, transfer or retention of title agreement, or restriction by way of security of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

                           "Material Adverse Effect" means, as to any person, any change event or effect that is materially adverse to (a) the business, assets, financial condition, operations or results of operations of such person and its subsidiaries taken as a whole; or (b) the ability of such person to consummate the transactions contemplated by this Agreement or perform its obligations with respect thereto; provided, however, that in no event shall a decline in the market price of any person's publicly traded securities, in and of itself, constitute a Material Adverse Effect.

                           "Requirements of Law" means, as to any person, the certificates of incorporation and bylaws or other organizational or governing documents of such person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, communications, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

                           "Transaction Documents" means this Agreement, the Security Agreement, the Convertible Notes, the Distribution Agreement and any other documents delivered by a party at the Closing.

                           "Transfer Agent" means Continental Stock Transfer & Trust Company, in its capacity as transfer agent for the Common Stock.

                2. Consummation of the Investment Transaction. On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, each of the parties hereto shall take all actions necessary to consummate the Investment Transaction at the Closing (as defined in Section 4(a)), including, without limitation, the following:

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                (a)      Purchase and Sale of the Newly Issued Common Stock. The
         Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the number of shares of Newly Issued Common Stock specified opposite such Investor's name on Schedule I hereto.

                (b) Purchase and Issuance of the Convertible Notes. The Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, a Convertible Note in the principal amount specified opposite such Investor's name on Schedule I hereto.

                (c) Purchase Price for Securities; Allocation of Purchase Price for Newly Issued Common Stock and Convertible Notes. The Company shall issue the Newly Issued Common Stock and the Convertible Notes in exchange for payment to the Company of the applicable purchase price as indicated in Schedule I hereto. The total purchase price payable by each Investor (as reflected on Schedule I hereto) shall be allocated 75% and 25% to the Newly Issued Common Stock and the Convertible Notes, respectively.

                (d) Purchase and Sale of the MLN Shares. MLN shall sell to each Investor, and each Investor shall purchase from MLN, the number of MLN Shares specified opposite such Investor's name on Schedule I hereto in exchange for an aggregate purchase price of $1.00 to be paid by each Investor to MLN.

        3. Consummation of the Distribution Transaction. On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, MLN and the Company shall execute and deliver the Distribution Agreement to each other.

        4.       Closing.

                (a) Closing. The closing of the Investment Transaction (the "Closing") will take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 on the date hereof (the "Closing Date").

                (b) Deliveries by the Company. At the Closing or promptly thereafter, the Company shall deliver: (i) to the Transfer Agent instructions, together with any required legal opinions, to issue certificates registered in the name of each of the Investors, representing the shares of Newly Issued Common Stock purchased by such Investor and bearing the legends required pursuant to Section 16(p) hereof, (ii) to each Investor, a duly executed Convertible Note in the principal amount set forth in Schedule I for such Investor and a duly executed copy of this Agreement and the Security Agreement and (iii) to MLN, (A) a duly executed copy of this Agreement and the Distribution Agreement and (B) $1.00, which represents consideration for the cancellation of outstanding warrants pursuant to Section 14 hereof and
         (iv) to MTH, a duly executed copy of this Agreement.

                (c) Deliveries by MLN. At the Closing or promptly thereafter, MLN shall (i) surrender to the Transfer Agent certificates

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
         representing its shares of Common Stock to be acquired by the Investors as contemplated by Section 2(d) hereof, such certificates to be accompanied by stock powers duly executed in blank by MLN with such other agreements and instruments as the Transfer Agent may require to effect the transfer of such securities, (ii) deliver to the Transfer Agent instructions, together with any required legal opinions, to issue certificates representing shares of Common Stock to be acquired by the Investors pursuant to Section 2(d) to each of the Investors, and bearing the legends required pursuant to Section 16(p) hereof, and
         (iii) deliver a duly executed copy of this Agreement and the Distribution Agreement to the Company and a duly executed copy of this Agreement to the Investors.

                (d) Deliveries by the Investor. At the Closing, each Investor shall deliver (i) to the Company, by wire transfer of immediately available funds to an account maintained at a commercial bank located in the United States and designated by the Company, or by such other method as the Company and such Investor shall mutually agree , an amount equal to the purchase price specified opposite such Investor's name on Schedule I hereto, (ii) to MLN, $1.00, which represents the purchase price for the MLN Shares purchased by such Investor, and (iii) to each of the Company and MLN, a duly executed copy of this Agreement and the Security Agreement.

                (e) Deliveries by MTH. At the Closing, MTH shall deliver a duly executed copy of this Agreement to the Company and the Investors.

        5. Representations and Warranties of the Company. The Company hereby represents and warrants to MLN and each Investor as follows:

                (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to issue the Newly Issued Common Stock and the Convertible Notes, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                (b) Authority. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Convertible Notes by the Company, and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action by the Company, and no other corporate or other proceeding is necessary for the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, the issuance of the Convertible Notes, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by the Company, and, upon the execution and delivery by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally.

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

                (c) Capitalization. The Newly Issued Common Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The MLN Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Common Stock issuable upon conversion of each Convertible Note has been duly authorized and, when issued in accordance with the terms of such Convertible Note, will be validly issued, fully paid and nonassessable.

                (d)      Non-Contravention; Consents.

                        (i) Neither the execution and delivery by the Company of, nor the consummation or performance by the Company of any of the transactions to be consummated or performed by it under, this Agreement or the other Transaction Documents to which it is a party will directly or indirectly (with or without notice or lapse of time): (A) violate any provision of the Company's Certificate of Incorporation or Bylaws, (B) constitute or result in a breach or default by the Company or any of its subsidiaries, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on the Company's assets (except as provided in the Security Agreement), under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, which breach, default, termination or Lien would have a Material Adverse Effect on the Company, or (C) constitute a violation by the Company or any of its subsidiaries of any Requirements of Law that would have a Material Adverse Effect on the Company.

                        (ii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person on the part of the Company or any of its subsidiaries is required in connection with the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for the consents of MLN provided herein, filings required under federal or states securities laws to effect a Rule 506 or similar exemption under the Securities Act and such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings the failure of which to have or to make would not have a Material Adverse Effect on the Company.

                (e) SEC Filings. Since October 16, 2002, the Company has properly filed all forms, schedules, reports, prospectuses, proxy statements and documents required to be filed by the Company with the Securities and Exchange Commission (the "TalkPoint SEC Reports"). The TalkPoint SEC Reports (i) at the time they were filed, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be,

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
         and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by the filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company makes no representation or warranty whatsoever concerning the TalkPoint SEC Reports as of any time other than the time they were filed.

                (f) Relationship with MLN. The Company has no material agreements with MLN other than this Agreement, the Distribution Agreement, the Stock Purchase Agreement, dated May 16, 2002, by and among MLN, B2BVideo Network Corp. ("B2B") and the Company, the Strategic Alliance Agreement, dated as of May 16, 2002, by and among MLN, B2B and the Company, the two Technology License Agreements entered into in connection therewith, and the Guarantee by Moneyline Telerate, an affiliate of MLN, in connection with the Agreement of Lease, dated as of July 7, 1999, between the Company and WU/Lighthouse 100 William, L.L.C., as amended. The Company has no outstanding indebtedness owed to MLN.
                  EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 5 OR THE OTHER TRANSACTION DOCUMENTS, THE COMPANY IS NOT MAKING ANY REPRESENTATIONS AND WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO MLN OR ANY INVESTOR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.

        6. Representations and Warranties of MLN. MLN hereby represents and warrants to the Company and each Investor as follows:

                (a) Organization. MLN is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. MLN has the requisite limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                (b) Authority. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by MLN, and the performance by MLN of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action by MLN, and no other proceeding is necessary for the execution and delivery of this Agreement or the other Transaction Documents to which it is a party, the performance by MLN of its obligations hereunder and thereunder and the consummation by MLN of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by MLN, and upon the execution and delivery by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of MLN, enforceable against MLN in accordance with its terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally. The MLN Shares have been duly authorized and validly issued and are fully paid and nonassessable.

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

                (c)      Non-Contravention; Consents.

                        (i) Neither the execution and delivery by MLN of, nor the consummation or performance by MLN of any of the transactions to be consummated or performed by it under, this Agreement or the other Transaction Documents to which it is a party will directly or indirectly (with or without notice or lapse of time): (A) violate any provision of MLN's Certificate of Formation, Limited Liability Company Agreement or other similar organizational documents (B) constitute or result in a breach or default by MLN, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on MLN's assets, under any agreement or instrument to which MLN is a party or by which MLN is bound, which breach, default, termination or Lien would have a Material Adverse Effect on MLN, or (C) constitute a violation by MLN of any Requirements of Law that would have a Material Adverse Effect on MLN.

                        (ii) No consent, approval, order or authorization of , or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person on the part of MLN is required in connection with the execution, delivery and performance by MLN of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for the consents of MLN provided herein and such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings the failure of which to have or to make would not have a Material Adverse Effect on MLN.

                 (d) MLN Shares. MLN is the record holder of the MLN Shares being transferred to the Investors, which shares are free and clear of any Liens. MLN is not bound with respect to the MLN Shares being transferred by (i) any subscription, option or other agreement pursuant to which MLN is or may become obligated to sell such shares or (ii) any voting or similar agreements other than the Stockholders Agreement that is being terminated pursuant to Section 16(a)(iii) hereof.

                  EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 6 OR THE OTHER TRANSACTION DOCUMENTS, MLN IS NOT MAKING ANY REPRESENTATIONS AND WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO THE COMPANY OR ANY INVESTOR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.

        7. Representations and Warranties of the Investor. Each Investor represents and warrants to MLN and the Company as follows:

                (a) Organization. Such Investor, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

                (b) Authority. Such Investor has full power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Such Investor that is a natural person has the requisite capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by such Investor and, upon execution and delivery by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of such Investor, enforceable against such Investor in accordance with their terms, except to the extent that such validly binding effect and enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally.

                (c)      Non-Contravention; Consents.

                        (i) Neither the execution and delivery by such Investor of, nor the consummation or performance by such Investor of any of the transactions to be consummated or performed by it under, this Agreement or the other Transaction Documents to which it is a party will directly or indirectly (with or without notice or lapse of time): (A) violate any provision of such Investor's organizational or other governing documents, (B) constitute or result in a breach or default by such Investor or any of its subsidiaries, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any Lien on such Investor's assets, under any agreement or instrument to which such Investor or any of its subsidiaries is a party or by which such Investor or any of its subsidiaries is bound, which breach, default, termination or Lien would have a Material Adverse Effect on such Investor, or (C) constitute a violation by such Investor or any of its subsidiaries of any Requirements of Law that would have a Material Adverse Effect on such Investor.

                        (ii) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other person on the part of such Investor or any of its subsidiaries is required in connection with the execution, delivery and performance by such Investor of this Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for the consents of MLN provided herein and such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings the failure of which to have or to make would not have a Material Adverse Effect on such Investor.

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

                (d) Investment Intention; No Resales. Such Investor understands that the Newly Issued Common Stock and the MLN Shares (together, the "Purchased Securities") being purchased by it hereunder are "restricted securities" (as defined under Rule 144 under the Securities Act) and have not been registered under the Securities Act or any applicable state securities law, and such Investor is acquiring the Purchased Securities for the purpose of investment and for its own account and not with a view to, or for resale in connection with, the distribution thereof.

                (e) Purchased Securities Unregistered; Accredited Investor. Such Investor has been advised that (i) the offer and sale of the Purchased Securities has not been registered under the Securities Act and (ii) the Purchased Securities being purchased by such Investor hereunder may need to be held indefinitely. Such Investor represents and warrants that (i) such Investor is an "Accredited Investor" under Rule 501(a) of the Securities Act; (ii) such Investor's knowledge and experience in financial and business matters are such that such Investor is capable of evaluating the merits and risks of its investment in such Purchased Securities, or such Investor has been advised by a representative possessing such knowledge and experience;
         (iii) such Investor and such Investor's representatives, including such Investor's professional, financial, tax and other advisors, if any, have carefully considered the proposed investment by such Investor in the Purchased Securities, and such Investor understands and has taken cognizance of (or has been advised by its representatives as to) the risk factors related to the acquisition of such Purchased Securities, and no representations or warranties (oral or written) have been made to such Investor or its representatives concerning the Purchased Securities, the Company or the Company's business, operations, financial condition or prospects or other matters except as expressly set forth herein; (iv) in making its decision to purchase the Purchased Securities being purchased by it hereunder, such Investor has relied upon independent investigations made by such Investor and, to the extent believed by such Investor to be appropriate, such Investor's representatives, including such Investor's professional, financial, tax and other advisors, if any; (v) such Investor and its representatives have been given the opportunity to request to examine all documents of, and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company (including without limitation, its prospects, intended use of proceeds, financial condition, results of operations and matters pertaining to the grand jury investigation conducted by the U.S. Department of Justice, as described in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003) and the terms and conditions of the acquisition of the Purchased Securities being purchased by such Investor hereunder and to obtain any additional information which such Investor or its representatives deem necessary; (vi) such Investor can sustain without adverse consequence a loss of its entire investment made hereby; (vii) such Investor is not acquiring the Purchased Securities as a result of or subsequent to any advertisement, article, notice or other communication published, or broadcast in any newspaper, magazine, radio , television, internet or other media of any type whatsoever, or presented at any seminar or meeting; (viii) such Investor is not a non-resident alien for federal income tax purposes or a foreign corporation, foreign trust, foreign estate or foreign company, as such terms are used in the Internal Revenue Code of 1986 as amended and the regulations and interpretations thereunder; (ix) such Investor acknowledges that the Company is entering into this Agreement in reliance upon such Investor's representations and warranties herein; and (x) such Investor has not relied on any representations or warranties of MLN or its representatives, oral or written, express or implied, other than those representations and warranties expressly made by MLN in Section 6 hereof.

                (f) Brokers. No person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from such Investor in connection with the transactions contemplated hereby.

                  EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 7 OR THE OTHER TRANSACTION DOCUMENTS, SUCH INVESTOR IS NOT MAKING ANY REPRESENTATIONS AND WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, TO MLN OR THE COMPANY WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS.

        8. Right of First Offer for Common Stock. Subject to the terms and conditions specified in this Section 8, the Company hereby grants to each of (i) MLN and (ii) the Investors that own beneficially more than ten (10%) percent of the Common Stock, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, after taking into account the effect of the consummation of the Investment Transaction (the "Significant Investors"), a right of first offer with respect to future issuances by the Company of its Common Stock or any other instruments convertible into or exercisable for Common Stock (collectively, the "Covered Shares") solely for cash. Each of MLN and the Significant Investors may designate as purchasers under such right itself or its partners, members or affiliates in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any Covered Shares, the Company shall first make an offering of such Covered Shares to each of MLN and the Significant Investors in accordance with the following provisions:

              (a) The Company shall deliver a notice (the "Notice") to each of
                  MLN and the Significant Investors stating (i) its bona fide intention to offer such Covered Shares, (ii) the number of such Covered Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Covered Shares. Within 15 days after receipt of the Notice, each of MLN and the Significant Investors may elect to purchase or obtain, at the price and on the terms specified in the Notice, all or any number of the Covered Shares.

              (b) The Company may, during the 60-day period following the expiration of the period provided in Section 8(a) hereof, offer the remaining unsubscribed portion of the Covered Shares to any person or persons at a price not less than and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Covered Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Covered Shares shall not be offered unless first reoffered to each of MLN and the Significant Investors in accordance herewith.

              (c) Notwithstanding  any of the  foregoing,  the  provisions  of this Section 8 shall (i) terminate on the earlier to occur of
                 (A) the third anniversary of the date hereof or (B) with respect to MLN or any of the Significant Investors individually , on the date such party ceases to own beneficially more than ten (10%) percent of the Common Stock, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (provided that a termination event arising under this clause (B) with respect to a party individually shall not affect the rights of the other parties hereunder), (ii) not apply to (A) any public offering of Covered Shares (including the exercise or conversion of any warrants, options or other rights to acquire Covered Shares issued in such public offering), (B) warrants, options or other rights to acquire Covered Shares outstanding as of the date hereof (including such rights granted pursuant to the Convertible Notes), (C) issuances of any Covered Shares to employees, directors, consultants or other agents of the Company or its Affiliates, and (D) Common Stock issued pursuant to a conversion or exchange of Covered Shares and (iii) only entitle each of MLN and the Significant Investors to maintain up to its Percentage Interest (as defined) in effect immediately prior to the giving of the Notice. The term "Percentage Interest" shall mean the quotient obtained by dividing the number of shares of Common Stock (without giving effect to options, warrants or other rights to acquire Common Stock) owned by MLN or the applicable Investor, as applicable, immediately prior to the date of the Notice divided by the number of shares of Common Stock outstanding (without giving effect to any treasury shares) immediately prior to the date of the Notice.

                        9.           Restriction on Transfer of Common Stock.

                                (a) MLN hereby agrees that it shall not, for a
                  period of one (1) year after the date hereof, offer to sell any Common Stock pursuant to a registered public offering or in open market transactions; it being understood that nothing in this Section 9 shall limit the ability of MLN to sell any or all of the Common Stock owned by it pursuant to a private placement.

                                (b) Each of the Investors hereby agrees that it
                  shall not, for a period of one (1) year after the date hereof, offer to sell any of the Purchased Securities pursuant to a registered public offering or in open market transactions; it being understood that nothing in this Section 9 shall limit the ability of any of the Investors to sell any or all of the Purchased Securities owned by it pursuant to a private placement.

                                (c) Each of MLN and the Investors hereby
                  consents to the submission of a stop transfer order to the Transfer Agent to give effect to this Section 9.

                10. Conditions to the Investor's Obligations. The obligation of the Investors to purchase the Purchased Securities and the Convertible Notes is subject to the representations and warranties of the Company and MLN contained in Section 5 and Section 6, respectively, being true and correct as of the Closing Date, which condition may be waived by the Investors, and the delivery by the parties hereto of the Transaction Documents as specified in
Section 4.

                11. Conditions to MLN's Obligations. The obligation of MLN to sell any of the MLN Shares is subject to (i) the representations and warranties of the Company and the Investors contained in Section 5 and Section 7, respectively, being true and correct as of the Closing Date, which condition may be waived by MLN, (ii) the delivery by the parties hereto of the Transaction Documents as specified in Section 4 and (iii) the receipt by the Company of funds from the Investors in a minimum aggregate amount of $1,200,000.

                12. Conditions to the Company's Obligations. The obligation of the Company to issue and sell the Newly Issued Common Stock or the Convertible Notes is subject to (i) the representations and warranties of MLN and the Investors contained in Section 6 and Section 7, respectively, being true and correct as of the Closing Date, which condition may be waived by the Company , (ii) the delivery by the parties hereto of the Transaction Documents as specified in Section 4 and (iii) the receipt by the Company of funds from the Investors in a minimum aggregate amount of $1,200,000.

                13.     Termination of Secured Credit Agreement. Pursuant to
Section 6.4 of that certain Secured Credit Agreement, dated as of August 12, 2003 (the "Secured Credit Agreement"), by and between MTH and the Company, MTH and the Company hereby agree that the Secured Credit Agreement, the related Security Agreement, dated as of August 12, 2003 (the "MTH Security Agreement"), by and between MTH and the Company, and all obligations and agreements related thereto shall terminate upon the consummation of the Transactions, provided that the Company shall repay MTH in full the aggregate principal amount of all Loans (as defined in the Secured Credit Agreement) outstanding and all accrued and unpaid interest thereon, if any, at the Closing. The security interests granted to MTH under the MTH Security Agreement shall terminate pursuant to Section 10 thereof when all Loans have been fully and indefeasibly repaid to MTH. MTH acknowledges that no amounts are owed to it under this facility.

                14. Cancellation of Warrants. MLN hereby (i) agrees that all outstanding warrants relating to the Common Stock of the Company registered in its name shall be cancelled and all obligations with respect thereto shall be terminated upon the consummation of the Investment Transaction in exchange for consideration of $1.00 to be delivered by the Company and to deliver such warrants and such other documents as the Company reasonably requests to effect such cancellation and termination, (ii) represents and warrants to the Company that all of such warrants hereof are identified on Schedule II annexed hereto and that such party has sole record and beneficial ownership of such warrants and (iii) represents and warrants to the Company that it has not, during the one year preceding the date hereof, sold, assigned or transferred any warrants or other rights to acquire Common Stock to any person other than those identified on Schedule II hereto.

                15.   Indemnification of Directors and Officers.

                        (a) The Company shall maintain and perform its
                  obligations under its existing indemnification and exculpation provisions with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the date hereof to the extent permitted or required under applicable law and the Company's Certificate of Incorporation and Bylaws in effect as of the date of this Agreement (to the extent consistent with applicable law), for a period of not less than six years after the Closing.

                        (b) On the date hereof, the Company shall obtain run-off
                  directors' and officers' liability insurance covering the current and former officers, directors and employees of the Company and its subsidiaries who are currently covered by the Company's existing directors' and officers' liability insurance, on terms and conditions no less favorable in any material respect to such directors and officers than those in effect on the date of this Agreement, and shall maintain such insurance for a period of not less than six years; provided that the cost of such insurance shall be paid by MLN.

                16.        Miscellaneous.

                        (a) MLN Waiver of Preemptive Rights; Consent to Issuance
                  of Newly Issued Common Stock and Revision of Bylaws; Termination of Stockholders Agreement.

                                (i) MLN hereby waives its preemptive rights,
                  granted pursuant to Section 3.1 of that certain Stockholders Agreement, dated as of May 16, 2002 (the "Stockholders Agreement"), by and among MLN, the Company and the Management Stockholders party thereto, with regard to the issuance and sale of the Newly Issued Common Stock to the Investors as contemplated in this Agreement.

                                (ii) MLN hereby consents, as required by Section
                  4.1 of the Stockholders Agreement, to (A) the issuance of the Newly Issued Common Stock, (B) the revision of the Bylaws of the Company by the Board of Directors of the Company to effect any and all amendments thereto, and (C) the consummation of the transactions provided for herein and contemplated hereby.

                                (iii) MLN and the Company hereby agree, and the
                  Investors acknowledge, that the Stockholders Agreement and all obligations of any parties thereto shall terminate simultaneously with the consummation of the Transactions.

                        (b) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                        (c) Blue Sky. The parties hereto agree to use their reasonable efforts to comply at the Company's expense with all state securities and "blue sky" laws which might be applicable to the sale of the Purchased Securities to the Investor; provided, however, that nothing herein shall require the company to qualify as a foreign corporation in any jurisdiction or subject it generally to taxation or to general service of process in any jurisdiction.

                        (d) Survival of Representations and Warranties. The representations and warranties of each party hereto contained in this Agreement shall survive for one year following the Closing Date and then terminate and expire with respect to any theretofore unasserted claims arising out of any breach or inaccuracy thereof.

                        (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Notwithstanding the preceding sentence, neither MLN nor the Company may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each Investor; provided, however, that the obligations of MLN and the Investors pursuant to Section 9 hereof shall be binding upon all transferees of (i) the Common Stock held by MLN after the consummation of the Investment Transaction and the Purchased Securities, as applicable, and (ii) the Convertible Notes.

                        (f) Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                        (g) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by or on behalf of each of the parties hereto.

                        (h) Waiver. Any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in writing signed by the party or parties to be bound thereby. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                        (i) Entire Agreement. This Agreement supersedes all prior discussions, understandings and agreements between the parties with respect to the subject matter hereof and this Agreement contains the sole and entire agreement between the parties to this Agreement with respect to the subject matter hereof. Schedule I and Schedule II to this Agreement are incorporated into and form an integral part of this Agreement.

                        (j) No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third party beneficiary rights upon any other person.

                        (k) Expenses. Each party hereto agrees to bear its own expenses in connection with this Agreement; provided, however, that the Company agrees to pay the expenses of the Investors represented by Graubard Miller up to an aggregate amount equal to $10,000 (inclusive of payment of reasonable out-of-pocket expenses).

                        (l) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                        (m) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                        (n) Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Notwithstanding any of the foregoing, the parties hereto expressly waive and forego any right to recover any lost profits, exemplary, consequential, incidental, special, punitive or similar damages in any arbitration, lawsuit, litigation or proceeding arising out of or resulting from any controversy or claim arising out of or relating to this Agreement or the acquisition of the Purchased Securities.

                        (o) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                        (p) Securities Act.

                                (i) Each certificate representing the Purchased
                  Securities and the certificate representing the MLN Shares held by MLN after the consummation of the Investment Transaction shall be endorsed with the following legends and such other legends as may be required by law or as counsel for the Company reasonably deems appropriate:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PURCHASE AND SUBSCRIPTION AGREEMENT,

                           DATED AS OF OCTOBER 17, 2003, AS SUCH AGREEMENT MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF AND ANY TRANSFEREE OF THESE SECURITIES SHALL BE SUBJECT TO THE TERMS OF SUCH AGREEMENT. COPIES OF THE FOREGOING AGREEMENT ARE MAINTAINED WITH THE CORPORATE RECORDS OF THE ISSUER AND ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE ISSUER."

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO
                           (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER OF THIS CERTIFICATE SHALL HAVE DELIVERED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                                (ii) Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless in the opinion of counsel for the Company, the Purchased Securities represented thereby are no longer subject to the provisions of this Agreement or the restrictions imposed under the Securities Act or state securities laws, in which case the applicable legend (or legends) may be removed.

                        (q) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

                         (i) If to the Investors, at the addresses set forth on the signature pages hereto.

                                   with copies to:

                                    Graubard Miller
                                    600 Third Avenue
                                    New York, New York  10016
                                    Facsimile:       (212) 818 8881
                                    Attention:       David Miller

                           (ii)     If to MLN or MTH:

                                    Moneyline Networks, LLC
                                    c/o Moneyline Telerate Holdings
                                    233 Broadway
                                    New York, New York  10279
                                    Facsimile:       (212) 553-2290
                                    Attention:       General Counsel

                                    with copies to

                                    Latham & Watkins LLP
                                    885 Third Avenue
                                    New York, New York  10022
                                    Facsimile:       (212) 751-4864
                                    Attention:       R. Ron Hopkinson
                                                     David S. Allinson

                           (ii)     If to the Company:

                                    TalkPoint Communications Inc.
                                    100 William Street
                                    New York, New York 10004
                                    Facsimile:       (212) 404-1537
                                    Attention:       Chief Executive Officer

                                    with copies to

                                    Robinson Brog Leinwand Greene
                                        Genovese & Gluck PC
                                    1345 Avenue of the Americas
                                    New York, New York  10105
                                    Facsimile:       (212) 956-2164
                                    Attention:       Asher Gaffney

                  All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 16(q) be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 16(q) be deemed given upon receipt,
(y) if delivered by mail in the manner described above to the address as provided in this Section 16(q), be deemed given upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this
Section 16(q), be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                        (r) Appointment of Collateral Agent. The Investors hereby appoint Michael Collado, Esq. to serve as collateral agent with respect to the Security Agreement and hereby grant and delegate to such person the powers, rights, duties and obligations, as more fully set forth in the Security Agreement.

                        (s) Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.


                            (signature page follows)

                      (Purchase and Subscription Agreement)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                          TALKPOINT COMMUNICATIONS INC.



                                           By:  ________________________________
                                                Name:  Nicholas Balletta
                                                Title: Chief Executive Officer




                                           MONEYLINE NETWORKS, LLC



                                           By:  ________________________________
                                                Name:
                                                Title:



                                            With respect to Sections 4(e) and 13
                                            hereof:

                                            MONEYLINE TELERATE HOLDINGS



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                      (Purchase and Subscription Agreement)

                                              [INVESTOR]



                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                                  Address:

                                                 [___________________________]
                                                 [___________________________]
                                                 [___________________________]
                                                  Facsimile:   [_______________]
                                                  Attention:   [_______________]

                                                                   Schedule I


                             Investment Transaction





                                                                                                   Total        Number of MLN
                                                     Shares of Newly     Principal Amount of   Purchase Price       Shares
           Investor                 SSN/EIN #      Issued Common Stock    Convertible Note                       Transferred
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor A                                              1,125,000               $75,000            $300,000        4,763,653
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor B                                                562,500               $37,500            $150,000        2,381,827
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor C                                                562,500               $37,500            $150,000        2,381,827
------------------------------ ------------------ -------------------- ---------------------- --------------- -----------------
Investor D                                                562,500               $37,500            $150,000        2,381,827
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor E                                                562,500               $37,500            $150,000        2,381,827
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor F                                                393,750               $26,250            $105,000        1,667,270
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor G                                                375,000               $25,000            $100,000        1,587,885
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor H                                                375,000               $25,000            $100,000        1,587,885
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor I                                                187,500               $12,500             $50,000          793,943
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor J                                                112,500                $7,500             $30,000          476,366
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
Investor K                                                 56,250                $3,750             $15,000          238,183
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------
TOTAL                                                   4,875,000              $325,000          $1,300,000       20,642,493
------------------------------- ------------------ -------------------- ---------------------- --------------- -----------------


                                                                   Schedule II


Warrant holder                                         Number of shares of common stock issuable upon exercise of
                                                       Warrant1
------------------------------------------------------ ------------------------------------------------------------
Moneyline Networks, LLC                                100,000
------------------------------------------------------ ------------------------------------------------------------


1 Without regard to antidilution adjustments other than those based on stock splits, reverse splits, recombinations, reclassifications and other similar events.

                                                                       EXHIBIT A
                                                        FORM OF CONVERTIBLE NOTE

EXHIBIT B
FORM OF SECURITY AGREEMENT